Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-05111, 333-33013, 333-42073, 333-81687,
333-90791, 333-37958 and 333-55314) and Form S-3 (File Nos. 333-08519 and
333-31599) of WellPoint Health Networks Inc. of our report dated February 9, 2001 relating to the financial statements of RightCHOICE Managed Care, Inc., which appears in this Current Report on Form 8-K of WellPoint Health Networks Inc.

                          /s/      PricewaterhouseCoopers LLP
                                   PricewaterhouseCoopers LLP

St. Louis, Missouri
February 7, 2002